Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

GO GREEN HYDROPONICS INC.,

as Seller,

TCA – GO GREEN  SPV, LLC,

as Seller Equityholder,

AND

GROWLIFE INC.,

as Buyer

Dated as of August 17, 2018

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into,  as of August 17, 2018 (the “Execution Date”), by and among (i) GO GREEN HYDROPONICS, INC., a corporation incorporated under the laws of the State of California (the “Seller”), (ii) TCA – GO GREEN  SPV, LLC., a limited liability company organized and existing under the laws of the State of Florida (the “Seller Equityholder”), and (iii) GROWLIFE, INC., a corporation incorporated under the laws of the State of Delaware (the “Buyer”).  The Seller, the Seller Equityholder and the Buyer are sometimes referred to below individually as a “Party” and collectively as the “Parties”.  Capitalized terms used in the Recitals of this Agreement and not defined therein shall have the meaning ascribed to such terms in Section 1.1 of this Agreement.

RECITALS

WHEREAS, the Seller is engaged in the Business; and

WHEREAS, the Seller desires to sell, transfer and otherwise convey to the Buyer, and the Buyer desires to purchase from the Seller, the Purchased Assets, and the Buyer agrees to pay to the Seller and the Seller Equityholder the consideration set forth in this Agreement including the assumption by the Buyer of the Assumed Liabilities, on the terms and subject to the conditions set forth in this Agreement (collectively, the “Transactions”).

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

1.1       Definitions.  For the purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

“Action” means any written action, claim, proceeding, litigation, arbitration, mediation, suit, investigation or regulatory inquiry (whether civil, criminal, administrative or judicial), or any appeal therefrom or any material demand letter threatening the initiation of any of the foregoing.

“Affiliate” means, with respect to any Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (ii) any other Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, ten percent (10%) or more of the equity interests having ordinary voting power in the election of directors of such Person, or (iii) any other Person who is a director, officer, joint venturer, shareholder, member, or partner (a) of such Person, (b) of any subsidiary of such Person, or (c) of any Person described in clause (i) above.  For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Asset Purchase Agreement (including all Schedules and Exhibits to this Asset Purchase Agreement), as originally executed by the Parties and as this Asset Purchase Agreement may be subsequently amended, restated, modified, or supplemented from time to time in accordance with its terms.

“Assumed Liabilities” (i) all Liabilities under, arising from or relating to the Assumed Contracts with respect to matters occurring thereunder on or after the Closing Date, (ii) all Liabilities agreed to be paid by the Buyer pursuant to Section 3.1(b) of the Disclosure Schedules; and (iii) such other Liabilities as mutually agreed in writing by the Seller and the Buyer prior to the Closing Date.

“Business” means the business conducted by the Seller as of the Execution Date in connection with their ownership and operation of the Purchased Assets and, as it relates to Section 3.1, any and all business conducted by the Buyer following the Execution Date in connection with the ownership and operation of the Purchased Assets.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in Florida are authorized or required to close by Law.

“Buyer” has the meaning set forth in the Preamble to this Agreement.

“Buyer Obligations” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Agreement and the Buyer Security Agreement by the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Buyer Security Agreement” means that certain Security Agreement dated as of the date hereof, between the Seller, Seller Equityholder and the Buyer.

“Closing” has the meaning set forth in Section 4.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 4.1 of this Agreement.

“Closing Inventory” shall mean those assets identified as “Closing Inventory” on Schedule 2.1(a) hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communication” has the meaning set forth in Section 11.6 of this Agreement.

“Confidential Information” has the meaning set forth in Section 7.4 of this Agreement.

“Contract” means any written agreement, arrangement, lease, mortgage, contract, note, power of attorney, insurance policy, covenant, understanding, commitment or instrument relating to the Business, the Purchased Assets or the operation thereof to which Seller is a party or by which any of the Purchased Assets are bound.

“Dollars” or “$” means lawful currency of the United States of America.

“Employee Benefit Plan” means every plan, fund, contract, program and arrangement (whether written or not) that is maintained or contributed to by Seller (or any member of its “controlled group” as that term is used in Section 414(b) or (c) of the Code) for the benefit of current or former employees of Seller, including those intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA); (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA); (iii) bonus, incentive compensation, member interest option, member interest appreciation right, phantom member interest or member interest purchase benefits; or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation, holiday benefits or material fringe benefits (whether or not defined in Section 3(3) of ERISA).  The term “Employee Benefit Plan” also includes every such plan, fund, contract, program and arrangement: (a) that Seller has committed to implement, establish, adopt or contribute to in the future; (b) for which Seller has or may have any Liability as a result of the direct sponsor’s affiliation to the applicable Seller or its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the plan is not maintained by such Seller for the benefit of its current or former employees); (c) that is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that Seller has no present or potential Liability with respect to such arrangement); or (d) for or with respect to which Seller has or may have any Liability under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment law, or agreement with a predecessor employer.

“Employees” means the individuals employed by the Seller performing job functions for the Business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2 of this Agreement.

“Execution Date” has the meaning set forth in the Preamble to this Agreement.

“Executive Order” has the meaning set forth in Section 5.20 of this Agreement.

“Governance Documents” means, with respect to any entity, all documents (i) pursuant to which the legal existence of the entity is established, (ii) that were adopted or approved by the owners, board of directors, partners, members, managers or other similar management authority of the entity and set forth provisions for the regulation and management of the entity’s internal affairs, and (iii) that are binding upon any owners of the entity and establish the governance, economic and/or other rights of such owners in their capacity as such.

“Government Entity” means any federal, state, local or foreign government, court, agency, commission, department or other authority or instrumentality.

“Knowledge of the Seller” means the actual knowledge, together with the knowledge that would have been obtained after reasonable inquiry, of the Seller Equityholder.

“Law” or “Laws” means all applicable federal, state, local and foreign laws (including common law), codes, constitutions, statutes, rules, regulations, ordinances and policies, and all applicable orders, writs, judgments, arbitration awards, decrees, administrative or judicial promulgations, injunctions, rulings, determinations, agreements with, and rulings of or by any Government Entity.

“Leased Real Property” shall mean the property located at 15721 Ventura Boulevard, Encino, California 91436.

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, monetary or non-monetary, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Liens” means all mortgages, claims, leases, options, hypothecations or similar restrictions, liens, pledges, security interests, and charging orders and any other encumbrance, right or interest of any kind or character, whether vested or contingent, that evidences or secures a debt or payment obligation or adverse ownership interest in the property or rights in question, whether imposed by agreement, understanding, law, equity or otherwise, or liens, interests or encumbrances both now existing or hereafter arising which would encumber the Purchased Assets arising under any agreement binding on Seller or its property or arising from any act of Seller or arising pursuant to any right, title or interest, lien or encumbrance which could hereafter be asserted as a result of the transfer of the Purchased Assets by Seller.

“Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that is, or is reasonably likely in the future to be, individually or in the aggregate, materially adverse to the Business or, as applicable, the Purchased Assets.

“Ordinary Course” means, with respect to Seller, the ordinary course of Seller’s business, consistent with past practice in nature, scope and magnitude.

“Outside Closing Date” has the meaning set forth in Section 10.1(b) of this Agreement.

“Parties” and “Party” have the meanings set forth in the Preamble to this Agreement.

“Permitted Liens” means (i) any and all Liens for real estate Taxes, tangible personal property Taxes, assessments and other governmental charges for the calendar year in which the Closing occurs and subsequent years not yet due and payable, (ii) any and all Liens created by the Buyer in connection with the Transactions or any third party financing obtained by the Buyer, (iii) any and all Liens securing the Buyer Obligation hereunder and under the Buyer Security Agremeent, (iv) inchoate statutory, mechanics’, laborers’ and materialmen’s Liens arising in the ordinary course, and (v) Liens arising in connection with worker’s compensation and unemployment insurance which are not overdue or are being contested in good faith by appropriate proceedings and for which provision for the payment of such Liens has been reflected in the books and records of the Seller.

“Person” means any person, individual, sole proprietorship, corporation, association, partnership, limited liability company, joint venture, trust, organization, unincorporated organization, institution, joint stock company, business, government, governmental agency or political subdivision thereof, Government Entity, or any other entity or institution of any type whatsoever.

“Preamble” means the first paragraph of this Agreement.

“Property Lease” shall mean that certain lease relating to the Leased Real Property.

“Purchase Price” has the meaning set forth in Section 3.1(a) of this Agreement.

“Purchased Assets” has the meaning set forth in Section 2.1 of this Agreement.

“Representatives” means, with respect to any Person, the directors, officers, members, managers, partners, shareholders, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person.

“Seller Equityholder” has the meaning set forth in the Preamble to this Agreement.

“Seller” has the meaning set forth in the Preamble to this Agreement.

“Seller’s Disclosure Schedules” has the meaning set forth in the first paragraph of Article V of this Agreement.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, estimated withholding, employment, payroll, social security, unemployment compensation, disability, transfer, sales, use, franchise, excise, gross receipts, value-added and all other taxes of any kind imposed by any Government Entity, whether disputed or not, whether inchoate, accrued, invoiced, levied, or otherwise, and any charges, interest or penalties imposed or that may be imposed thereon by any Government Entity.

“Transaction Documents” means the agreements, certificates, documents and instruments required to be delivered by the Parties pursuant to this Agreement.

“Transactions” has the meaning set forth in the Recitals of this Agreement.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and other similar Taxes or fees in connection with the purchase and sale of the Purchased Assets.

1.2       Rules of Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References herein to Sections, subsections, Schedules, Exhibits and the like are to Sections and subsections of, or Schedules or Exhibits attached to, this Agreement unless otherwise expressly provided.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any Law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.  When any reference is made with respect to information, documents or materials being supplied, provided or otherwise made available to a Person or such Person’s Representatives, such information, documents, or materials shall be deemed to include any information, documents, or materials supplied, provided or otherwise made available in any written form in connection with this Agreement or the Transactions.  Disclosure made on any Disclosure Schedule attached to this Agreement shall be deemed to have been made on another Disclosure Schedule attached to this Agreement when it is cross-referenced in such other applicable section or Disclosure Schedule or is readily apparent on its face that such a disclosure would belong on such other Disclosure Schedule attached to this Agreement.

ARTICLE II.

THE PURCHASE AND SALE

2.1       Purchased Assets.  Subject to the terms, conditions and other provisions of this Agreement, at the Closing, the Seller shall grant, sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, all right, title and interest in, to and under all of the Seller’s respective assets of every kind, nature and description, whether real, personal or mixed, tangible or intangible, wherever located, whether used in, held for use in or otherwise relating to the Business, other than the Excluded Assets (collectively, the “Purchased Assets”), free and clear of any and all valid Liens, other than the Permitted Liens.  The Purchased Assets include the following:

(a)       all tangible personal property, including trucks, tractors, trailers, automobiles and other vehicles, forklifts and related equipment, supplies, machinery, equipment, inventories, parts, furniture, computers and related hardware, office furnishings, and tools, in each case, wherever located, including, to the extent in the possession of the Seller on the Closing Date, the assets set forth on Schedule 2.1(a) attached to this Agreement;

(b)       improvements and fixtures erected on the Leased Real Property subject to any rights of the Landlord under the terms of the Property Lease;

(c)       all inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements, patents, patent applications, trademarks, service marks, trade dress, logos, trade names and corporate names and all derivations thereof and all goodwill associated with each of the foregoing; all copyrightable works, all copyrights and applications; all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications); all information regarding either Seller’s past, current and prospective customers and suppliers (including any and all lists thereof (including contact information), purchase and sale history, correspondence, complaints, and any and all other data, reports, and information of any kind kept or maintained by or on behalf of either Seller), pricing and cost information, and business and marketing plans and proposals; all telephone and facsimile numbers and telephone directory listings, all email addresses, all website domains, all computer software (whether owned or licensed), all other proprietary rights, and all copies and tangible embodiments (in whatever form or medium) of any of the foregoing, as applicable (collectively, the “Intellectual Property”), and all associated goodwill, licenses and sublicenses, remedies against infringements, and rights to protection of interests under any Laws;

(d)       the Contracts, to the extent assignable, set forth on Schedule 2.1(d) attached to this Agreement (collectively, the “Assumed Contracts”);

(e)       causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment and all other rights or claims against third parties related to any Purchased Asset;

(f)       to the extent transferable under applicable Law, permits, authorizations, approvals, decisions, zoning orders, franchises, registrations, licenses, filings, certificates, variances or similar rights used by or in connection with the Business (collectively, the “Permits”), including the Permits set forth on Schedule 2.1(f) attached to this Agreement;

(g)       rights, to the extent assignable, under any agreements in favor of either Seller or for the benefit of either Seller with current or former employees, contractors or third parties, with respect to non-competition, non-solicitation, or other restrictive covenants, regardless of whether any such Person accepts an offer of employment from the Buyer or continues to perform services for the Buyer; and

(h)       books, records, ledgers, files, documents, correspondence, lists, plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, including records related to inventory and maintenance of the Purchased Assets, whether in written or electronic form, other than employment records that may not be transferred pursuant to applicable Law.

2.2       Excluded Assets.  Notwithstanding anything to the contrary contained in this Agreement and for the avoidance of doubt the Purchased Assets will not include the following assets of the Seller (collectively, the “Excluded Assets”), which shall be retained by the Seller:

(a)       restricted and unrestricted cash and cash equivalents (including all restricted cash held by or for the benefit of the Seller), cash accounts (including cash accounts serving as collateral for secured debt, letters of credit, insurance policies or programs), marketable securities and certificates of deposit, deposits made with respect to Contracts, utility deposits, temporary investments of cash, and all bank accounts and all electronic fund transfer accounts;

(b)       the security deposit held with respect to the Leased Real Property;

(c)       all amounts due to the Seller from any other Person who is an Affiliate of Seller;

(d)       all amounts due to the Seller from any Employee for advances or loans made by the Seller to such Employee;

(e)       the Seller’s corporate minute books, Governance Documents and tax records, and any other records which the Seller is required to retain by Law (provided, however, that the Buyer shall be entitled to receive, at its expense, copies of such portions thereof as the Buyer may reasonably request which are related to the Business);

(f)       personnel records for Employees;

(g)       any and all of the Seller’s actions, claims, demands, rights, defenses, counterclaims, suits and causes of action, whether known or unknown, in law, equity or otherwise, against any third party and the proceeds or benefits thereof;

(h)       any insurance policies and all insurance proceeds arising in connection with the ownership or operation of the Purchased Assets or the Business prior to the Closing Date;

(i)       all claims, rights, interests and proceeds with respect to refunds of Taxes for periods ending prior to the Closing Date and all rights to pursue appeals of the same;

(j)       any prepaid expenses (including insurance premiums);

(k)      any personal property of any Employees of the Seller;

(l)       any Employee Benefit Plan;

(m)     the consideration delivered by the Buyer to the Seller pursuant to this Agreement;

(n)      any and all rights of the Seller under this Agreement and the Transaction Documents;

(o)       any proceeds whenever received relating to any overpayment, a refund,  or reimbursement of United States federal taxes for the period prior to the Closing Date; or

(p)       the proceeds, benefits and other recoveries on account of the foregoing items in subparagraphs (a) through (o).

ARTICLE III.

CONSIDERATION

3.1       Consideration; Payment of Purchase Price; Assumption of the Property Lease.

In consideration for the sale, assignment, and conveyance of the Seller’s right, title, and interest in, to and under the Purchased Assets, the Buyer shall:

(a)       pay or deliver on behalf of the Seller, to the Seller Equityholder, by wire transfer of immediately available funds on a bi-weekly basis  to the Wells Fargo account of Seller, which shall remain open through December 31, 2019, the following:

(i)       one hundred percent (100%) of the proceeds of all Closing Inventory sold by the Buyer following the Closing Date for the preceding two-week period until all of such Closing Inventory shall have been sold; and

(ii)       during the period beginning on October 1, 2018 and ending on December 31, 2019, five percent (5%) of all gross revenue of the Buyer earned or in any way relating to the Business, the Purchased Assets or in any way relating to the Leased Rental Property during the preceding two-week period, subject to a maximum of Two-Hundred Thousand and No/100 United States Dollars ($200,000.00) (together with the amounts owed under Section 3.1(a)(i), the “Purchase Price”); and

(b)       assume the Assumed Liabilities set forth in Section 3.1(b) of the Disclsoure Schedules, including, but not limited to, the Seller’s obligations under the Property Lease as of the Closing Date.

3.2       Closing Costs and Payments.

(a)       Transfer Taxes.  To the extent any Liability exists for any Transfer Taxes, including documentary stamp taxes, imposed in connection with the purchase and sale of the Purchased Assets and the Assumed Liabilities, the Buyer shall pay all such Transfer Taxes on the Closing Date.

ARTICLE IV.

CLOSING

4.1       Closing.  Subject to the terms and conditions of this Agreement, the closing of the Transactions (the “Closing”) will take place at 10:00 a.m., local time, on August 17, 2018, subject to the satisfaction (or valid waiver) of all of the conditions to Closing set forth in Article VIII of this Agreement, or such other date as the Parties may mutually determine.  The date on which the Closing actually occurs is referred to herein as the “Closing Date”.  The Closing shall take place at the offices of Lucosky Brookman LLP, at 101 Wood Avenue South, Woodbridge, New Jersey 08830, or at such other place or by any other means (including the electronic exchange of signatures) as the Parties may determine.  The Closing shall take effect as of 12:01 a.m. prevailing New York City time on the Closing Date, it being acknowledged and agreed by the Parties that the results of operations of the Seller and the Business up to the day prior to the Closing Date shall be for the Seller’s account, and the results of operations of the Purchased Assets will be for the Buyer’s account beginning on the Closing Date.

4.2       Closing Deliveries.

(a)       At the Closing, the Seller shall duly execute and/or deliver, or cause to be duly executed and/or delivered, in a form and substance reasonably acceptable to the Buyer:

(i)       a bill of sale from the Seller with respect to all of the Purchased Assets of Seller, in the form attached to this Agreement as Exhibit A;

(ii)      to the extent available, certificates of title for all trucks, vehicles and all other titled Purchased Assets; and

(iii)     Lien release and termination documentation of all Liens on any of the Purchased Assets, other than the Permitted Liens.

(b)       At the Closing, the Buyer shall duly execute and/or deliver, or cause to be duly executed and/or delivered, in a form and substance reasonably acceptable to the Seller Equityholder,

(i)       the Buyer Security Agreement; and

(ii)      an Assumption Agreement or such other document evidencing the assumption in respect of the Property Lease..

(c)       At the Closing, each Party shall execute and deliver such other instruments of transfer and/or assignment, certificates, deeds, bills of sale, evidence of filing and/or recording, and other documents as are required pursuant to the terms of this Agreement or applicable Law or are reasonably necessary to effectuate the Transactions.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER EQUITY HOLDER

Except as expressly set forth in the Disclosure Schedules attached to this Agreement pursuant to this Article V and incorporated by reference herein (the “Seller’s Disclosure Schedules”), as of the Execution Date and as of the Closing Date, the Seller, and the Seller Equity holder, as applicable, represent and warrant to the Buyer the following:

5.1       Organization; Qualification and Power.

(a)       The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of California.  Seller has the requisite corporate power and corporate authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted by the Seller.

(b)       Seller Equityholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Florida.  Seller Equityholder has the requisite limited liability company power and limited liability company authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted by Seller Equityholder.

5.2       Authorization of Transactions.  Each of the Seller and the Seller Equityholder has full legal capacity or entity power and entity authority, as applicable, to enter into and perform such Party’s obligations under this Agreement and all other Transaction Documents to which it is a party.  The Seller’s board of directors or applicable governing body has duly authorized the execution, delivery and performance of this Agreement and the Transaction Documents to which the Seller is a party.  This Agreement and the Transaction Documents to which the Seller or the Seller Equityholder is a party have been, or upon execution thereof by the Seller or the Seller Equityholder, as applicable, will be, duly executed and delivered by the Seller or the Seller Equityholder, as applicable, and, assuming the due authorization, execution and delivery by the other Parties of this Agreement and the Transaction Documents to which each other Party is a party, are, or will be, the legal, valid and binding obligations of the Seller or the Seller Equityholder, as applicable, and enforceable against the Seller or the Seller Equityholder, as applicable, in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3       Noncontravention.  Except as set forth on Schedule 5.3 attached to this Agreement, neither the execution and the delivery of this Agreement and the Transaction Documents to which the Seller is a party nor the consummation of the Transactions: (i) will violate any Law to which Seller is subject; (ii) will violate any provision of the articles of incorporation, bylaws, operating agreement, or other organizational documents of the Seller; (iii) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which any of the Purchased Assets is bound; or (iv) require the Seller to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the Transactions, except to the extent any failure to so comply would not have a Material Adverse Effect.

5.4       Brokers’ Fees.  Except as set forth on Schedule 5.4 attached to this Agreement, no investment banker, broker, finder or financial intermediary has been retained by or is authorized to act on behalf of the Seller or any of their Affiliates, or is entitled to any brokerage fees, finder’s fees or commissions based upon arrangements made by or on behalf of the Seller or any of its Affiliates, in connection with the Transactions.

5.5       Title to Purchased Assets.  The Seller has good and marketable title to, or in the case of leased or licensed assets, valid leasehold interests or licenses to, the Purchased Assets owned, leased or licensed by it, free and clear of all valid Liens, except for the Liens set forth on Schedule 5.5 attached to this Agreement and the Permitted Liens.  At the Closing, the Seller will assign and convey to the Buyer title to the Purchased Assets free and clear of all valid Liens except the Permitted Liens an the Assumed Liabilities.

5.6       Employee Matters. To the Knowledge of the Seller, each Employee of the Seller  as of the Closing is an “at-will” Employee.

5.7       Full Disclosure.  To the Knowledge of the Seller, no representation or warranty by the Seller in this Agreement and no statement contained in the Seller’s Disclosure Schedules or any Transaction Document of the Seller furnished or to be furnished to the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As of the Execution Date and as of the Closing Date, the Buyer represents and warrants to the Seller and the Seller Equityholder the following:

6.1       Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has the requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted by the Seller.

6.2       Authorization of Transactions.  The Buyer has full entity power and entity authority to enter into and perform the Buyer’s obligations under this Agreement and all other Transaction Documents to which it is a party.  The Buyer’s governing body has duly authorized the execution, delivery and performance of this Agreement and the Transaction Documents to which the Buyer is a party.  This Agreement and the Transaction Documents to which the Buyer is a party have been, or upon execution thereof by the Buyer will be, duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other Parties of this Agreement and the Transaction Documents to which each other Party is a party, are, or will be, the legal, valid and binding obligations of the Buyer and enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.3       Noncontravention.  Except as set forth on Schedule 6.3 attached to this Agreement, neither the execution and the delivery of this Agreement and the Transaction Documents to which the Buyer is a party nor the consummation of the Transactions: (i) will violate any Law to which the Buyer is subject; (ii) will violate any provision of the articles of organization, operating agreement, or other organizational documents of the Buyer; (iii) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which any of its assets is bound; or (iv) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the Transactions.

6.4       Brokers’ Fees.  Except as set forth on Schedule 6.4 attached to this Agreement, no investment banker, broker, finder or financial intermediary has been retained by or is authorized to act on behalf of the Buyer or any of its Affiliates, or is entitled to any brokerage fees, finder’s fees or commissions based upon arrangements made by or on behalf of the Buyer or any of its Affiliates, in connection with the Transactions.

ARTICLE VII.

ADDITIONAL AGREEMENTS

7.1       Employee Matters.

(a)       Effective as of the Closing, the Seller agrees to terminate the employment of all of the Employees. The Buyer agrees to immediately employ certain Employees of its choosing on  terms and conditions to be determined in sole discretion of Buyer.

(b)       The Seller will pay, in the Ordinary Course of their business payroll practices, all obligations owed to Employees through the day prior to the Closing Date, including all salary, wage, bonus, paid time off, benefits, overtime, taxes, and other compensation or other amounts payable to or with respect to the Employees. For the avoidance of doubt, to the extent that (i) any Employee is entitled to receive reimbursement payments for medical insurance from Seller or (ii) Seller is responsible for any payments in respect of any Employee under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), Buyer agrees to assume such payments for Employees specifically set forth in Section 7.1(b) of the Disclosure Schedules; any Employees of Seller not included therein must be informed in writing prior to Closing that COBRA coverage will be available but shall be responsibility of the Employee to pay any and all premiums.

(c)       Nothing in this Section 7.1, whether express or implied, confers upon any Employee or any other Person any rights or remedies, including any right to employment or recall, or any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever.

7.2       Assignment of Contracts, Rights, Etc.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any Contract, or any Action or right with respect to any benefit arising thereunder or resulting therefrom, or any Permit, if an attempted transfer, sublease or assignment thereof, without the required consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer thereunder.  To the extent not obtained on or prior to the Closing Date, the Seller and the Buyer shall use commercially reasonable best efforts to obtain the consent of any such third party to any of the foregoing to the transfer or assignment thereof to the Buyer in all cases in which such consent is required for such transfer or assignment.  If such consent is not obtained, then the asset for which such consent could not be obtained shall be deemed to be an Excluded Asset hereunder, and the Parties shall cooperate in any arrangements necessary or desirable to provide for the Buyer the benefits thereunder, including enforcement by the Seller for the benefit of Buyer of any and all rights of the Seller thereunder against the other party thereto and the accrual to the Buyer of all economic rights thereunder.

7.3       Publicity; Confidentiality.  No Party shall make any public disclosure concerning this Agreement, the Transactions, or the existence of and/or particulars of any negotiations related hereto, including the terms, conditions, consideration to be paid or other facts related to this Agreement, except to the extent that public disclosure is required by applicable Law or is otherwise made to a Government Entity, in which case, to the extent practicable, the Parties will use their reasonable best efforts to reach mutual agreement on disclosure language prior to making such disclosure.  Each Party will, and will cause its Representatives to, maintain in confidence all written information obtained in confidence from the other Parties in connection with this Agreement or the Transactions (the “Confidential Information”), unless the use or disclosure of such Confidential Information is reasonably necessary in connection with (a) obtaining any approval; (b) negotiations with the holders of the Seller’s debt and other obligations (and each of the foregoing party’s Representatives); (c) the negotiation of the terms of this Agreement or the Transactions; or (d) a valid court order.  Confidential Information shall not include information that is or becomes publicly known through no wrongful act of any Party.  Notwithstanding the foregoing provisions, any non-disclosure or confidentiality agreement previously executed by the Parties shall remain in full force and effect until the Closing.

7.4       Preservation and Access to Records After Closing.  After the Closing, the Seller and the Buyer shall each keep and preserve in their original form all records of the Business existing as of the Closing, and which constitute a part of the Excluded Assets or the Purchased Assets.  For purposes of this Agreement, the term “records” includes all documents, electronic data and other compilations of information in any form.  The Buyer will allow the Seller and their Representatives access to the records transferred to the Buyer at the Closing.

7.5       Cooperation on Tax Matters.  Following the Closing, the Parties shall reasonably cooperate with each other and shall make available to one another, as reasonably requested and at the expense of the requesting party, and to any taxing authority, any information which may be relevant to determining the amounts payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Purchased Assets delivered to the Buyer at the Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.  The Seller shall be responsible for filing any and all Tax Returns and Tax documentation relating to the Business, Seller,  or the Seller’s operations.

7.6       Audit Cooperation.  The Seller and the Seller Equityholder agrees to cooperate reasonably and in good faith with the Buyer in connection with the audit of the Buyer’s financial statements after the Closing.  Without limiting the Seller’s and the Seller Equityholder’s obligations pursuant to the preceding sentence, in connection therewith, Seller and the Seller Equityholder shall make available to the Buyer any and all financial information within the control of such Seller or the Seller Equityholder, as applicable, to the extent germane to such audit.

7.7       Tax Effects.  None of the Parties (nor such Parties’ counsel or accountants) has made or is making any representations to any other Party (nor such Party’s counsel or accountants) concerning any of the Tax effects of the Transactions provided for in this Agreement as each Party represents that each has obtained, or may obtain, independent Tax advice with respect thereto and upon which it, if so obtained, has solely relied.

7.8       Misdirected Payments.  The Parties covenant and agree to promptly remit to the other Party any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) such other Party.

7.9       Reporting Requirements Relating to Sale of Purchased Assets and Operation of Business.

(a)       Following the date hereof until Seller shall have been paid the entirety of the Purchase Price,  Buyer shall provide to Seller and Seller Equityholder bi-monthly reports on the 15th and the last Business Day of each month, setting forth in reasonable detail all matters relating to the sale and disposition of the Purchased Assets by the Buyer during the preceding two week period.

(b)       Buyer shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements relating to the Business in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Seller Equityholder or its authorized representatives such information regarding the business affairs, operations and financial condition of the Business may from time to time request or require.

(c)       No change with respect to the accounting principles shall be made by the Buyer without giving prior notification to Seller Equityholder. The Buyer represents and warrants to Seller Equityholder that the financial statements to be delivered at all times after the date hereof accurately reflect and will accurately reflect the financial condition of the Business in all material respects. Seller Equityholder shall have the right at all times during business hours to inspect the books and records of the Buyer relating to the Business and make extracts therefrom.

(d)       Buyer shall submit to Seller Equityholder true and correct copies of all bank statements received by the Buyer relating to the Business within five (5) days after the Buyer’s receipt thereof from its bank.

(e)       Promptly upon receipt thereof, Buyer shall provide to Seller Equityholder copies of interim and supplemental reports, if any, submitted to the Buyer relating to the Business by independent accountants in connection with any interim audit or review of the books of the Buyer.

7.10     Return of Security Deposit.  No later than March 31, 2019 Buyer shall reimburse Seller for the security deposit, consisting of $6,500, placed by Seller in relation to the Leased

Property, less any costs or deductions noted by Landlord at time of Closing for damage or repair outside ordinary wear and tear.

7.11     As-Is Where-Is Sale; Seller’s and Seller Equityholder’s Disclaimers.  IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE BUYER THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER EQUITYHOLDER SET FORTH IN ARTICLE V OF THIS AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD BY THE SELLER AND PURCHASED BY THE BUYER IN THEIR THEN PRESENT CONDITION AT THE CLOSING “AS IS” AND “WHERE IS”, “WITHOUT RECOURSE”, AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, AND THAT THE SELLER AND THE SELLER EQUITYHOLDER ARE MAKING NO ADDITIONAL REPRESENTATIONS OR WARRANTIES TO THE BUYER OF ANY KIND, EITHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING AS TO (A) THE VALUE, NATURE, LOCATION QUALITY, OR CONDITION OF THE PURCHASED ASSETS, INCLUDING THE WATER, SOIL, AND GEOLOGY AS TO THE LEASED REAL PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE BUSINESS OR THE PURCHASED ASSETS OR THE OPERATIONS OR RESULTS OF OPERATIONS OR ECONOMIC FORECASTS OR PROJECTIONS CONCERNING EARNINGS OR PROFITS; (C) THE SUITABILITY OF THE PURCHASED ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT THE BUYER MAY CONDUCT AT THE LEASED REAL PROPERTY; (D) THE COMPLIANCE OF OR BY THE PURCHASED ASSETS OR THE BUSINESS WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENT ENTITY; (E) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY; (G) THE PHYSICAL CONDITION OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY OR THE MANNER, QUALITY, STATE OF REPAIR, OR LACK OF REPAIR OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY; (H) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE OWNED REAL PROPERTY OR THE LEASED REAL PROPERTY OF HAZARDOUS MATERIALS; (I) THE ENFORCEABILITY OF ANY ASSUMED CONTRACT OR RIGHT ASSIGNED HEREUNDER; OR (J) ANY OTHER MATTER WITH RESPECT TO THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY.  THE BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER EQUITYHOLDER SET FORTH IN ARTICLE V OF THIS AGREEMENT, IT IS FULLY RELYING ON THE BUYER’S (OR THE BUYER’S REPRESENTATIVES’) INSPECTIONS OF THE PURCHASED ASSETS AND THE LEASED REAL PROPERTY AND NOT UPON ANY STATEMENT (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY THE SELLER OR THE SELLER EQUITYHOLDER OR ANY OF THEIR REPRESENTATIVES.  THE BUYER ACKNOWLEDGES THAT THE BUYER HAS (OR THE BUYER’S REPRESENTATIVES HAVE) THOROUGHLY INSPECTED AND EXAMINED THE PURCHASED ASSETS AND THE LEASED REAL PROPERTY TO THE EXTENT DEEMED NECESSARY BY THE

BUYER IN ORDER TO ENABLE THE BUYER TO EVALUATE THE CONDITION OF THE PURCHASED ASSETS AND THE LEASED REAL PROPERTY AND ALL OTHER ASPECTS OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY, AND THE BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER EQUITYHOLDER SET FORTH IN ARTICLE V OF THIS AGREEMENT, THE BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY AND THEIR CONDITION.  THE BUYER ACKNOWLEDGES THAT ANY CONDITION OF THE PURCHASED ASSETS OR THE LEASED REAL PROPERTY THAT THE BUYER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING SHALL BE AT THE BUYER’S SOLE EXPENSE.

THE BUYER HEREBY ACKNOWLEDGES THAT THE SELLER WOULD NOT AGREE TO SELL THE PURCHASED ASSETS ON THE TERMS AND CONDITIONS THAT ARE SET FORTH IN THIS AGREEMENT IF THE BUYER DID NOT AGREE TO EACH AND EVERY PROVISION IN THIS SECTION 7.11.

THE PROVISIONS OF THIS SECTION 7.11 SHALL SURVIVE THE EXPIRATION OR THE TERMINATION OF THIS AGREEMENT OR THE CLOSING (AS APPLICABLE).

7.12      Waiver of Compliance with Bulk Sales Law. Buyer waives compliance with the provisions of Article 6 of the California Uniform Commercial Code relating to bulk sale in connection with this sale of assets, subject to the indemnities of Selling Parties contained in this Agreement. Nothing in this paragraph will stop or prevent Buyer from asserting as a bar or defense to any proceeding brought under the bulk sale law that such law does not apply to the sale contemplated under this Agreement.

ARTICLE VIII.

CONDITIONS PRECEDENT

8.1       Conditions to the Obligations of the Buyer.  The obligations of the Buyer to effect the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

(a)       except for those representations and warranties which are made as of a particular date, the representations and warranties of the Seller and the Seller Equityholder set forth in Article V of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as if made at and as of the Closing Date (except with respect to those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects as of the Closing Date).  The representations and warranties of the Seller and the Seller Equityholder set forth in Article V of this Agreement which are made as of a particular date shall be true and correct in all material respects as of such specific date;

(b)       each of the Seller and the Seller Equityholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(c)       the Seller and the Seller Equityholder shall have executed, as applicable, and delivered to the Buyer all of the documents and other items required to be delivered by them at the Closing pursuant to Section 4.2(a) and Section 4.2(b) of this Agreement;

(d)       no Action shall be pending or threatened before any Government Entity that seeks to or does, and no Law shall be in effect that will, prevent consummation of any of the Transactions;

(e)       the Buyer shall have been assigned (or shall have received assurances reasonably satisfactory to the Buyer that it will be assigned) the Property Leases; and

(f)       no portion of the Leased Real Property shall have been (i) destroyed by fire, windstorm or other casualty or (ii) condemned or sold under threat of condemnation, or be the subject of a condemnation proceeding.

8.2       Conditions to the Obligations of the Seller and the Seller Equityholder.  The obligations of the Seller and the Seller Equityholder to effect the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Seller Equityholder:

(a)       except for those representations and warranties which are made as of a particular date, the representations and warranties of the Buyer set forth in Article VI of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as if made at and as of the Closing Date (except with respect to those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects as of the Closing Date).  The representations and warranties of the Buyer set forth in Article VI of this Agreement which are made as of a particular date shall be true and correct in all material respects as of such specific date;

(b)       the Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(c)       the Buyer shall have executed, as applicable, and delivered to the Seller and the Seller Equityholder all of the documents and other items required to be delivered by the Buyer at the Closing pursuant to Sections 4.2(b) of this Agreement; and

(d)       no Action shall be pending or threatened before any Government Entity that seeks to or does, and no Law shall be in effect that will, prevent consummation of any of the Transactions.

ARTICLE IX.

INDEMNIFICATION

9.1       The Seller and Seller Equityholder, jointly and severally, indemnify, defend, and hold harmless the Buyer, and any of its affiliates, officers, directors, shareholders, partners, members, employees, agents, servants, counsel, representatives, participants, successors, or assigns (collectively the “Buyer Indemnitees”) from and against any losses, liabilities, damages, deficiencies, costs, or expenses, including, without limitation, interest, penalties, court costs, and reasonable attorney’s fees, based upon, arising out of, or otherwise related to this Agreement and any facts and circumstances in connection with the foregoing, including but not limited to any claims arising from the Seller or Seller Equityholder’s breach of any obligations under this Agreement (“Buyer Claims”); provided that no such Buyer Claims shall have been the result of the gross negligence, fraud or willful misconduct of any Buyer Indemnitee.

9.2       The Buyer, jointly and severally, indemnify, defend, and hold harmless the Seller, the Seller Equityholder, and any of their respective affiliates, officers, directors, shareholders, partners, members, employees, agents, servants, counsel, representatives, participants, successors, or assigns (collectively the “Seller Indemnitees”) from and against any losses, liabilities, damages, deficiencies, costs, or expenses, including, without limitation, interest, penalties, court costs, and reasonable attorney's fees, based upon, arising out of, or otherwise related to this Agreement and any facts and circumstances in connection with the foregoing, including but not limited to any claims arising from the Buyer’s breach of any obligations under this Agreement (“Seller Claims”); provided that no such Seller Claims shall have been the result of the gross negligence, fraud or willful misconduct of any Seller Indemnitee.

ARTICLE X.

TERMINATION AND SPECIFIC PERFORMANCE

10.1     Events of Termination.  This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of the Parties.

10.2     Effect of Termination.  In the event that this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the Parties under this Agreement shall terminate without further Liability of any Party to any other Party hereunder except for those provisions that expressly survive the termination of this Agreement; provided, however, that no Party shall be released from Liability hereunder, subject to the express provisions of this Agreement, if this Agreement is terminated and the Transactions abandoned by reason of (i) the failure of such Party to have performed its obligations hereunder, or (ii) any knowing misrepresentation made by such Party of any matter set forth herein.

10.3     Specific Performance.  Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached; it is and will continue to be difficult to ascertain the nature, scope and extent of such harm; and a remedy at law for such failure or breach will be inadequate.  Accordingly, each of the Parties agrees that the other Party is entitled to specific enforcement and/or an injunction (including a temporary restraining order, preliminary injunction and/or or permanent injunctive relief) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

ARTICLE XI.

MISCELLANEOUS

11.1     Further Assurances.  Each of the Parties hereby covenants that, from time to time after the Closing Date, at any other Party’s request and without further consideration, it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in the Buyer, and to put the Buyer in possession of, any of the Purchased Assets transferred or assigned hereunder and otherwise to carry out the purposes of this Agreement; provided, however, that, except as expressly set forth in this Agreement or any other Transaction Document, no Party shall be required to make any material monetary expenditures, commence or participate in any Action before any Government Entity, or offer or grant any material accommodation (financial or otherwise) to any Person in connection with the obligations described in this Section 11.1.

11.2     Legal Fees and Costs.

(a)       Except as otherwise provided in this Agreement, each Party hereto shall bear and be responsible for any and all fees, costs and expenses incurred by such Party (including all fees and expenses of its Representatives) in connection with the negotiation and consummation of the transactions contemplated by this Agreement, including any and all agreements entered into before and contemporaneous with this Agreement.

(b)       In the event a Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing Party will be entitled to recover such legal expenses, including reasonable attorneys’ fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such Party shall be entitled to hereunder.

11.3     Governing Law.  The Parties agree that this Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada without regard to conflict of Laws principles.

11.4     Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this Agreement without the prior written consent of the other Parties, except that the Buyer may assign all of its rights and obligations under this Agreement to an Affiliate of the Buyer.

11.5     Waiver of Breach.  The waiver by any Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.  This Agreement may only be amended, or rights hereunder waived, by agreement in writing by the Party to be charged.

11.6     Notice.  Any notice, request, demand, waiver, consent, approval, or other communication (collectively, a “Communication”) that is required or permitted to be given to any Party under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly provides for it to be in writing) and given to that Party by electronic mail transmission, facsimile transmission, hand delivery, overnight mail, or first-class, postage prepaid, United States mail at the mailing address or electronic mail address or facsimile number set forth below or to any other mailing address or electronic mail address or facsimile number as a Party designates by written notice given in the manner provided in this Section 11.6:

(a)	If to the Seller:

Go Green Hydroponics, Inc.
c/o TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Attention: ____________________
Facsimile No.: ____________________
Email: ____________________ Attention:
Email:

(b)	If to the Seller Equityholder:

TCA – Go Green SPV, LLC
c/o TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Attention: Gregory Felix

(c)	If to the Buyer:

Grow Life, Inc.
5400 Carillon Point
Kirkland, WA 98033
Attention: Marco Hegyi

Email: mhegyi@growlifeinc.com

With a copy to:

Horwitz + ArmstrongAttention: Jessica Lockett
14 Orchard Suite 200
Lake Forest CA 92630
Facsimile No.: (949) 540-6578
Email: jlockett@horwitzarmstrong.com

A Communication under this Agreement will be effective and deemed to have been given (i) one (1) Business Day after being sent by hand delivery, electronic mail transmission, facsimile transmission or overnight mail, with confirmation of receipt, or (ii) five (5) Business Days following the date mailed when mailed by first-class, postage prepaid, United States mail. Each Party promptly shall notify the other Party of any change in its mailing address, electronic mail address, or facsimile number for Communications.  The delivery to a Party’s legal counsel of a copy of a Communication will not constitute delivery of the Communication to the Party, unless so confirmed in writing by the Party’s counsel.

11.7     Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

11.8     Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

11.9     Divisions and Headings.  The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

11.10   Third-Party Beneficiaries.  Except as otherwise expressly provided in this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective permitted successors or assigns, and it is not the intention of the Parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other Person.

11.11   Force Majeure.  Whenever a period of time is prescribed herein for action to be taken by a Party, such Party shall not be liable or responsible for, and there shall be excluded from the computation for any period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Laws or any other cause of any kind whatsoever which is beyond the reasonable control of such Party.

11.12   Entire Agreement; Amendment.  This Agreement (together with all Schedules and Exhibits attached hereto and certificates and documents to be delivered in connection herewith) supersedes all previous Contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties respecting the within subject matter, and no Party shall be entitled to benefits other than those specified herein.  As between or among the Parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect.  The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and any certificates and other documents being executed and delivered in connection herewith.  No changes in or amendments or additions to this Agreement shall be recognized unless and until made in writing and signed by all Parties hereto.  The Schedules and Exhibits hereto constitute an integral and material part of this Agreement, are incorporated herein by reference, and shall be considered part of this Agreement for all purposes.

11.13   WAIVER OF JURY TRIAL.  THE BUYER, THE SELLER AND THE SELLER EQUITYHOLDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OBLIGATIONS HEREUNDER, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE SELLER AND/OR THE SELLER EQUITYHOLDER ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER ACQUIRING THE PURCHASED ASSETS.

11.14   MANDATORY FORUM SELECTION.  TO INDUCE THE BUYER TO PURCHASE THE PURCHASED ASSETS, THE SELLER AND THE SELLER EQUITYHOLDER IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, THE BUYER MAY, AT THE BUYER’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.  SELLER AND THE SELLER EQUITYHOLDER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.  SELLER AND THE SELLER EQUITYHOLDER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS

MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARY OR PARTIES AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.15   Execution in Counterparts.  For the convenience of the Parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.  Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.  Facsimile or email transmissions of any executed original and/or retransmission of any executed facsimile or email transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any Party hereto, the other Parties hereto shall confirm facsimile or email transmissions by executing duplicate original documents and delivering the same to the requesting Party or Parties.

11.16   No Strict Construction.  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents.  Accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any provisions of this Agreement and the Transaction Documents.

11.17   Recitals.  The Parties agree that the Recitals set forth above are true and correct in all respects.

[Signatures on Following Pages]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written by a duly authorized officer or representative of each Party hereto or in an individual capacity, as the case may be.

SELLER:

Witnesses:	GO GREEN HYDROPONICS, INC.

/s/ Alexander Lewis	By:	/s/ Gregory Felix
Print Name: Alexander Lewis	Name:	Gregory Felix
	Title:	CEO
/s/ Nelson Ramus
Print Name Nelson Ramus

SELLER EQUITYHOLDER:

TCA – GO GREEN SPV, LLC

/s/ Alexander Lewis	By:	/s/ Gregory Felix
Print Name: Alexander Lewis	Name:	Gregory Felix
	Title:	CEO
/s/ Nelson Ramus
Print Name: Nelson Ramus

[Signature Page to Asset Purchase Agreement]

BUYER:

GROW LIFE, INC.

/s/ Mark Scott
Print Name: Mark Scott
	By:	/s/ Marco Hegyi
/s/ William Scott	Name:	Marco Hegyi
Print Name: William Scott	Title:	CEO

[Signature Page to Asset Purchase Agreement]

SCHEDULE 2.1(a)

PURCHASED ASSETS

See Exhibit 2.1 (a) for inventory, not provided

Non Inventory, Fixed Assets as of August 17, 2018

•	Fridge
•	Money Counter
•	3 computers
•	C02 storage cage
•	2 large cages for tray storage
•	Pallet jack
•	16-20 Warehouse shelves
•	2 televisions
•	Cash drawer
•	Quickbooks POS Software
•	Quickbooks Financial Software
•	POS barcode scanner
•	Sebra label printer
•	10-12 Display lighting fixtures
•	2 display cases with lighting
•	Desk
•	Book Shelf
•	Food Pantry Cabinet
•	2 folding chairs
•	Folding table
•	10-12 shelves for nutrient display
•	Security alarm system
•	Street signage, Large with lighting
•	Cactus Garden
•	Security gate for front door
•	Warehouse ladder
•	Regular ladder

SCHEDULE 2.1(d)

ASSUMED CONTRACTS

All contracts for the provision of utilities and other services relating to the Leased property.

Gas – SoCal Gas #06751156560

Water and power – Los Angeles Department of Water and Power (LADWP) #9206390000

Telephone – AT&T #030-601-6261,001

Water cooler – Ready Refresh 0033231044

Internet – AT&T U-Verse 129816776

Waste disposal – Waste Management #19-04103-33002

Credit card processing – Merchant Services 5436-8455-5792-3793

Security – ADT 402353403

Any other similar contracts.

SCHEDULE 2.1(f)

PERMITS

N/A

SCHEDULE 3.1(b)

ASSUMED LIABILITIES

Any Employee related liabilities arising as a result of the termination of Sellers Employees who were employed by Seller at or with 7 days prior to the Closing, except those which are specifically related to the fact that an Employee was not in fact at-will employee at the time of termination or pre-Closing acts or omissions of Seller.

SCHEDULE 5.3

NON-CONTRAVENTION EXCEPTIONS

None

SCHEDULE 5.4

SELLER BROKER’S FEE EXCEPTIONS

None.

SCHEDULE 5.5

TITLE EXCEPTIONS

None.

SCHEDULE 6.4

BUYER BROKER’S FEE EXCEPTIONS

None.

SCHEDULE 7.1(b)

LIST OF EMPLOYEES FOR COBRA COVERAGE

There is one employee whose personal insurance premiums we pay in part. The policy is in his personal name.

EXHIBIT A

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is made in relation to that certain Asset Purchase Agreement, dated as of August 17, 2018 (the “Agreement”), by and between Go Green Hydroponics, Inc. (the “Seller”), and Growlife, Inc. (the “Buyer”), and TCA – Go Green SPV, LLC.

1.         In consideration of the agreements provided in the Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the  hereby assigns, transfers, conveys and delivers, or causes to be assigned, transferred, conveyed and delivered to Buyer, its successors and assigns, forever the Seller’s whole rights, title to, and interest in and to the assets set forth on Exhibit A hereto (the “Assets”).

2.         Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any person, corporation or other entity, other than the parties to this Bill of Sale, any rights, remedies, obligations or liabilities.

3.         This Bill of Sale shall bind and inure to the Seller and the Buyer and their respective successors and assigns.

IN WITNESS WHEREOF, the Seller has duly executed this Bill of Sale as of August 17, 2018.

GO GREEN HYDROPONICS, INC.

By:  /s/ Gregory Felix

Name: Gregory Felix

Title: CEO

EXHIBIT A

None